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                                                                    EXHIBIT 12.1

                             COMMNET CELLULAR INC.
                       RATIO OF EARNINGS TO FIXED CHARGES

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
                                              YEAR ENDED SEPTEMBER 30,              SIX MONTHS ENDED MARCH 31,
                                   ----------------------------------------------  -----------------------------
                                        1994            1993            1992            1995           1994
                                   --------------  --------------  --------------  --------------  -------------
Income (loss) before income
 taxes...........................  $  (16,751,152) $  (22,666,212) $  (17,041,731) $  (12,274,372) $  (9,283,763)
Add:
  Interest on indebtedness.......      21,338,505      16,427,796      14,800,908      11,886,742      9,860,292
  Portion of rents representative
   of the interest factor........         455,390         378,616         390,705         370,541        226,549
                                   --------------  --------------  --------------  --------------  -------------
Income (loss) as adjusted........  $    5,042,743  $   (5,859,800) $   (1,850,118) $      (17,089) $     803,078
                                   --------------  --------------  --------------  --------------  -------------
                                   --------------  --------------  --------------  --------------  -------------
Fixed charges:
  Interest on indebtedness.......      21,338,505      16,427,796      14,800,908      11,886,742      9,860,292
  Portion of rents representative
   of the interest factor........         455,390         378,616         390,705         370,541        226,549
                                   --------------  --------------  --------------  --------------  -------------
                                   $   21,793,895  $   16,806,412  $   15,191,613  $   12,257,283  $  10,086,841
                                   --------------  --------------  --------------  --------------  -------------
                                   --------------  --------------  --------------  --------------  -------------
Deficiency of earnings to fixed
 charges.........................  $  (16,751,152) $  (22,666,212) $  (17,041,731) $  (12,274,372) $  (9,283,763)
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